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PacificHealth Laboratories, Inc. Reports Year End and
Fourth Quarter 2003 Results
Monday March 29, 10:46 am ET

ACCELERADE(R) Sports Drink Revenues Up 30%

MATAWAN, N.J.--(BUSINESS WIRE)--March 29, 2004-- PacificHealth Laboratories, Inc. (OTCBB: PHLI - News), an innovative nutrition technology company, announced revenues of $5,453,571 for the year ended December 31, 2003 versus revenues of $5,120,353 for the same period in 2002. The Company reported a net loss of ($1,451,274), or ($0.20) per share for the year ended December 31, 2003 compared to a net loss of ($2,570,452), or ($0.42) per share, for the year ended December 31, 2002. The net loss for the year ended December 31, 2002 is after the effects of a $1,300,000 (or $0.21 per share) write-off of excess SATIETROL(R) inventory.

For the three-month period ended December 31, 2003, revenues were $1,059,834 compared to revenues of $743,347 for the same period in 2002, a 42.5% increase. The Company reported a net loss of ($514,989), or ($0.05) per share, for the three months ended December 31, 2003 compared to a net loss of ($598,152), or ($0.10) per share, for the same period in 2002.


Significant accomplishments during 2003 included:

   o  Increased sales of ACCELERADE Sports Drink by 30%.

   o Launched a new ready-to-drink form of ACCELERADE in test market in Colorado. Originally only in the Colorado Springs area, the test market was expanded to include all of Colorado in October 2003.

   o Secured a $750,000 asset-based credit facility with USA Funding of Dallas, TX.

   o  Completed $2,000,000 in private equity placements.

   o Acquired all the outstanding shares of Strong Research Corp. ("STRONG"), a research-based educational sports nutrition company, in exchange for shares of PHLI common stock. STRONG is actively involved in the scientific education of athletes on proper nutrition utilizing leading Ph.D.-level scientists in sports nutrition. Assets acquired include certain intellectual properties that we expect to be useful in the marketing of sports nutrition products.

   o Announced a new peer-reviewed study published in the International Journal of Sports Nutrition and Exercise Metabolism conducted by Dr. John Ivy, Professor of Kinesiology at the University of Texas, showing that ACCELERADE improved endurance 36% over a conventional carbohydrate/electrolyte drink containing the same number of calories.

   o Announced the clinical results of a new improved form of the patented appetite control technology, SATIETROL, in both beverage and tablet form. The double blind, placebo-controlled studies showed statistically significant reduction in caloric intake in overweight individuals.


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Dr. Robert Portman, President and CEO of PHLI, said, "We are pleased with our performance for the fourth quarter. Although we did not make a profit this year, we saw a 30% growth in our ACCELERADE sales and laid the groundwork for strong growth in 2004. Studies published last year, as well as those soon to be published, confirm the superiority of ACCELERADE and Endurox R4 over other sports drinks. These studies, combined with the improvements we made in taste as well as the introduction of new flavors, will be the driving force for growth this year."


Dr. Portman continued, "Our acquisition of Strong Research has paid immediate dividends with the introduction of our first product, COUNTDOWN(R), specifically directed to strength athletes. COUNTDOWN, built on the carbohydrate/protein technology, was launched in March 2004 at the Arnold, the largest strength and bodybuilding show in the United States. The reception by consumers was very positive. The product is now available at all corporate GNC stores. We will be expanding our product offerings targeting the strength athlete with two new product introductions scheduled for June 2004."


Dr. Portman added, "This past year was marked by the launch of ACCELERADE Ready-To-Drink in Colorado. It is now available at all 7-11 stores throughout the state and our focus is to expand distribution within our test market. Finally, with the improvement in the SATIETROL technology, we anticipate development and commercial introduction of a chewable tablet within this year. Although it is quite early in the year, the groundwork that we laid in 2003 appears to be paying dividends in terms of increased sales and distribution."


About the Company


PacificHealth Laboratories, Inc., Matawan, NJ, was founded in 1995 to develop and commercialize functionally unique nutritional products for sports nutrition, weight loss and Type 2 diabetes. To learn more about PacificHealth Laboratories, Inc., visit: www.pacifichealthlabs.com; www.accelerade.com;
www.strong-research.com; and www.satietrol.com.

Notice: This news release and oral statements made from time to time by Company representatives concerning the same subject matter may contain so-called "forward-looking statements". These statements can be identified by introductory words such as "expects", "plans", "will", "estimates", "forecasts", "projects", "potentially" or words of similar meaning and by the fact they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing new products and their potential. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known, such general economic conditions, consumer product acceptance and competitive products, and others of which are not. No forward-looking statements are a guarantee of future results or events, and one should avoid placing undue reliance on such statements.


SELECTED FINANCIAL DATA:

                      Three Months Ended             Year Ended
                      ------------------             ----------
                     12/31/03    12/31/02      12/31/03      12/31/02
                     --------    --------      --------      --------

Revenues           $1,059,834    $743,347    $5,453,571    $5,120,353
Net Operating
 Income (Loss)       (494,542)   (599,178)   (1,402,250)   (2,582,811)
Other Income
 (Expense)            (20,447)      1,026       (49,024)       12,359
Net Income (Loss)   ($514,989)  ($598,152)  ($1,451,274)  ($2,570,452)
Net Income (Loss)
 per Share
  Basic                ($0.05)     ($0.10)       ($0.20)       ($0.42)
  Diluted              ($0.05)     ($0.10)       ($0.20)       ($0.42)

Basic Weighted
 Average Shares
 Outstanding        9,522,784   6,114,703     7,094,334     6,081,753
Diluted Weighted
 Average Shares
 Outstanding       10,394,723   6,892,234     8,354,556     7,232,228


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                             CONDENSED BALANCE SHEET

                                     ASSETS

                                                   Dec. 31,         Dec 31,
                                                     2003             2002
                                                  (Audited)        (Audited)
                                                 ------------    ------------
Current assets:

  Cash and cash equivalents                      $  1,798,703    $    628,436
  Accounts receivable, net                            669,300         335,219
  Inventories                                         738,062       1,537,784
  Prepaid expenses                                    191,859         142,865
                                                 ------------    ------------
       Total current assets                         3,397,924       2,644,304

Property and equipment, net                            60,307          66,835

Patents                                               155,251            --
Deposits                                               10,895           3,991
                                                 ------------    ------------
            Total assets                         $  3,624,377    $  2,715,130
                                                 ============    ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable                                  $    470,145    $     64,212
  Accounts payable and accrued expenses               376,693         280,384
  Deferred marketing expenses                            --           100,000
                                                 ------------    ------------
        Total current liabilities                     846,838         444,596
                                                 ------------    ------------
Stockholders' equity:
  Common stock, $0.0025 par value;
  authorized 50,000,000 shares; issued
  and outstanding: 10,188,545 shares at
  December 31, 2003 and 6,114,703 shares
  at December 31, 2002                                 25,471          15,287
  Additional paid-in capital                       15,788,068      13,839,973
  Accumulated deficit                             (13,036,000)     11,584,726)
                                                 ------------    ------------
                                                    2,777,539       2,270,534
                                                 ------------    ------------
   Total liabilities and stockholders'
    equity                                       $  3,624,377    $  2,715,130
                                                 ============    ============


--------------
Contact:
     Cameron Associates
     Lester Rosenkrantz, 212-554-5486
     lester@cameronassoc.com
         or
     Alan Taylor Communications
     Mark Beal, 212-714-1280